Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Announces Record $23.2 Million in 2016 Third Quarter Earnings

TUPELO, MISSISSIPPI (October 18, 2016) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its financial results for the third quarter of 2016. Net income for the third quarter of 2016 was $23.18 million, or basic and diluted earnings per share (“EPS”) of $0.55, an increase of 42.90% from $16.22 million, or basic and diluted EPS of $0.40, for the third quarter of 2015.

The Company incurred pre-tax merger and conversion expenses of $268 thousand, equal to $178 thousand on an after-tax basis, during the third quarter of 2016 which had an immaterial impact on reported diluted EPS, as compared to pre-tax merger and conversion expenses incurred during the third quarter of 2015 of $7.75 million, equal to $5.24 million on an after-tax basis, which reduced diluted EPS by $0.13 for such quarter. In connection with the prepayment of approximately $38.89 million in long term advances from the Federal Home Loan Bank (“FHLB”) in the third quarter of 2016, the Company incurred prepayment penalty charges of $2.21 million, equal to $1.47 million on an after-tax basis, which reduced diluted EPS by $0.04. The Company did not incur any FHLB prepayment penalties in the third quarter of 2015. Excluding the impact of after-tax merger and conversion expenses and debt prepayment penalties incurred during each quarter, diluted EPS was $0.59 for the third quarter of 2016, as compared to $0.53 for the third quarter of 2015.

The Company’s balance sheet and results of operations as of and for the three months ending September 30, 2016, include the impact of the Company’s acquisition of KeyWorth Bank (“KeyWorth”), a Georgia state bank headquartered in Atlanta, Georgia, which was completed on April 1, 2016. As of the acquisition date, KeyWorth operated six offices in the Atlanta metropolitan area and had approximately $399 million in assets, approximately $284 million in total loans, and approximately $347 million in total deposits. The assets acquired and liabilities assumed were recorded at estimated fair value as of the acquisition date and are subject to change pending finalization of all valuations.

On August 22, 2016, the Company completed the public offering and sale of $60 million of its 5.00% fixed-to-floating rate subordinated notes due September 1, 2026, and $40 million of its 5.50% fixed-to-floating rate subordinated notes due September 1, 2031 (collectively, the “Notes”). The Notes were sold at par, resulting in net proceeds, after deducting underwriting discounts and expenses, of approximately $98.17 million. The Company intends to use the net proceeds from the Notes offerings for general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, repaying indebtedness and financing investments and capital expenditures, and for investments in the Bank as regulatory capital.

For the third quarter of 2016, the Company’s return on average assets and return on average equity were 1.08% and 8.12%, respectively, as compared to 0.81% and 6.33%, respectively, for the third quarter of 2015. The Company’s 2016 third quarter return on average tangible assets and return on average tangible shareholders’ equity were 1.20% and 15.15%, respectively, as compared to 0.93% and 12.20%, respectively, for the third quarter of 2015.

The following table presents the Company’s profitability metrics for the third quarter of 2016, including and excluding the impact of after-tax merger and conversion expenses and debt prepayment penalties:

	As Reported	Excluding Merger and Conversion Expenses and Debt Prepayment Penalties
Return on average assets	1.08%	1.15%
Return on average tangible assets	1.20%	1.28%
Return on average equity	8.12%	8.70%
Return on average tangible equity	15.15%	16.18%

“We are pleased with our third quarter financial results highlighted by 21.64% annualized linked quarter growth in our non-acquired loan portfolio and a strong performance from our mortgage division.  These metrics, among others, contributed to a return on average tangible assets of 1.28%, when excluding merger and conversion expenses and debt prepayment penalties,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Furthermore, the successful issuance of our subordinated notes at preferable interest rates provides us the ability to continue to capitalize on opportunities either through organic balance sheet growth or accretive acquisition opportunities.”

Total assets as of September 30, 2016, were approximately $8.54 billion, as compared to $7.93 billion as of December 31, 2015.

Total loans, including loans acquired in the KeyWorth, Heritage Financial Group, Inc. (“Heritage”), and First M&F Corporation (“First M&F”) acquisitions or in FDIC-assisted transactions (collectively referred to as “acquired loans”), were approximately $6.11 billion at September 30,

2016, as compared to $5.41 billion at December 31, 2015. Excluding acquired loans, loans grew 18.16% to $4.53 billion at September 30, 2016, as compared to $3.83 billion at December 31, 2015. Non-acquired loans were $3.61 billion at September 30, 2015.

Total deposits were $6.82 billion at September 30, 2016, as compared to $6.22 billion at December 31, 2015. Noninterest-bearing deposits averaged approximately $1.51 billion, which represents 22.32% of the Company’s average deposits, for the third quarter of 2016, as compared to $1.27 billion, or 20.38% of average deposits, for the third quarter of 2015. The Company’s cost of funds was 40 basis points for the third quarter of 2016, as compared to 33 basis points for the same quarter in 2015.

As of September 30, 2016, the Company's Tier 1 leverage capital ratio was 9.38%, its Common Equity Tier 1 risk-based capital ratio was 10.16%, its Tier 1 risk-based capital ratio was 11.57%, and its total risk-based capital ratio was 13.84%. The Company’s regulatory capital ratios continue to be in excess of the regulatory minimums required to be classified as “well-capitalized.” At September 30, 2016, our tangible common equity ratio was 8.03%.

Net interest income was $75.73 million for the third quarter of 2016, as compared to $68.61 million for the third quarter of 2015. Net interest margin was 4.15% for the third quarter of 2016, as compared to 4.09% for the third quarter of 2015. Additional interest income recognized in connection with the acceleration of pay downs and payoffs from acquired loans increased net interest margin by $3.40 million, or 18 basis points, in the third quarter of 2016 and $726 thousand, or 4 basis points, in the third quarter of 2015.

The Company’s noninterest income is derived from diverse lines of business which primarily consist of originations and sales of mortgage loans, wealth management and insurance revenue sources along with income from deposit and loan products. Total noninterest income was $38.27 million for the third quarter of 2016, as compared to $32.08 million for the third quarter of 2015. The Company’s overall increase in noninterest income for the third quarter, as compared to the same period in the prior year, is primarily attributable to an increase in mortgage banking income and the KeyWorth acquisition.

Noninterest expense was $76.47 million for the third quarter of 2016, as compared to $75.98 million for the third quarter of 2015. The Company recorded merger and conversion expenses of approximately $268 thousand and $7.75 million during the third quarter of 2016 and 2015, respectively. During the current quarter, the Company recognized a penalty charge of $2.21 million in connection with the prepayment of approximately $38.89 million in borrowings from the FHLB. No such charge was incurred during the third quarter of 2015. After considering these expenses, which are typically nonrecurring, the Company’s overall growth in noninterest expense for the third quarter, as compared to the same period in the prior year, is primarily attributable to the addition of KeyWorth operations.

Annualized net charge-offs as a percentage of average loans were 0.05% for the third quarter of 2016, as compared to 0.04% for the third quarter of 2015. The Company recorded a provision for loan losses of $2.65 million for the third quarter of 2016, as compared to $750 thousand for the third quarter of 2015. The increase in provision is primarily attributed to the Company’s loan growth over such period.

Nonperforming assets consists of loans 90 days or more past due, nonaccrual loans and other real estate owned (“OREO”). The following table provides details of the Company’s nonperforming assets as of the dates presented (in thousands):

	September 30, 2016	December 31, 2015	September 30, 2015
Not acquired	$23,198	$27,958	$29,105
Acquired and subject to loss-share agreements	3,340	9,746	10,596
Acquired and not subject to loss-share agreements	41,697	43,125	43,835
Total	$68,235	$80,829	$83,536

Since the nonperforming assets acquired in previous acquisitions or in connection with FDIC-assisted transactions (collectively referred to as “acquired nonperforming assets”) were recorded at fair value at the time of acquisition or are subject to loss-share agreements with the FDIC, which significantly mitigates the Company’s actual loss, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios excludes these acquired nonperforming assets.

The Company’s nonperforming loans (loans 90 days or more past due and nonaccrual loans) were $14.77 million as of September 30, 2016, as compared to $14.97 million as of December 31, 2015. Nonperforming loans as a percentage of total loans were 0.33% as of September 30, 2016, as compared to 0.39% as of December 31, 2015.

The allowance for loan losses totaled $45.92 million at September 30, 2016, as compared to $42.05 million as of September 30, 2015, and $42.44 million as of December 31, 2015. The allowance for loan losses as a percentage of loans was 1.01% as of September 30, 2016, as compared to 1.17% as of September 30, 2015, and 1.11% as of December 31, 2015.

The Company’s coverage ratio, or its allowance for loan losses as a percentage of nonperforming loans, was 310.95% as of September 30, 2016, as compared to 277.22% as of September 30, 2015, and 283.46% as of December 31, 2015. Loans 30-to-89 days past due as a percentage of total loans were 0.22% at September 30, 2016, as compared to 0.23% at September 30, 2015, and 0.19% at December 31, 2015.

OREO was $8.43 million as of September 30, 2016, as compared to $12.99 million at December 31, 2015. The Company continues to proactively market the properties held in OREO as it sold approximately $4.18 million of OREO during the nine months ended September 30, 2016.

CONFERENCE CALL INFORMATION:
The Company will hold executive management’s quarterly webcast and conference call with analysts on Wednesday, October 19, 2016 at 10:00 AM Eastern Time (9:00 AM Central Time). The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst161019.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Third Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10094427 or by dialing 1-412-317-0088 internationally and entering the conference number. Telephone replay access is available until November 2, 2016.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 112-year-old financial services institution. Renasant has assets of approximately $8.5 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, which the Company’s management uses when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets and the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”). The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2016 -	For The Nine Months Ending
	2016			2015				Q3 2015	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Statement of earnings
Interest income - taxable equivalent basis	$84,794	$85,783	$78,009	$79,679	$76,242	$58,516	$55,910	11.22	$248,586	$190,668	30.38
Interest income	$83,032	$84,008	$76,259	$77,788	$74,300	$56,769	$54,166	11.75	$243,299	$185,235	31.35
Interest expense	7,301	6,851	6,205	5,437	5,688	5,155	5,385	28.36	20,357	16,228	25.44
Net interest income	75,731	77,157	70,054	72,351	68,612	51,614	48,781	10.38	222,942	169,007	31.91
Provision for loan losses	2,650	1,430	1,800	1,750	750	1,175	1,075	253.33	5,880	3,000	96.00
Net interest income after provision	73,081	75,727	68,254	70,601	67,862	50,439	47,706	7.69	217,062	166,007	30.75
Service charges on deposit accounts	8,200	7,521	7,991	8,261	8,151	6,522	6,335	0.60	23,712	21,008	12.87
Fees and commissions on loans and deposits	4,921	4,877	4,244	4,353	4,271	3,505	3,632	15.22	14,042	11,408	23.09
Insurance commissions and fees	2,420	2,175	1,962	1,956	2,381	2,119	1,967	1.64	6,557	6,467	1.39
Wealth management revenue	3,040	2,872	2,891	2,609	2,833	2,210	2,156	7.31	8,803	7,199	22.28
Securities gains (losses)	—	1,257	(71)	—	—	96	—	—	1,186	96	1,135.42
Mortgage banking income	15,846	13,420	11,915	11,702	11,893	6,791	5,429	33.24	41,181	24,113	70.78
Other	3,845	3,464	4,370	2,561	2,550	1,637	2,350	50.78	11,679	6,537	78.66
Total noninterest income	38,272	35,586	33,302	31,442	32,079	22,880	21,869	19.31	107,160	76,828	39.48
Salaries and employee benefits	44,702	45,387	42,393	43,408	43,048	30,394	28,260	3.84	132,482	101,702	30.26
Data processing	4,560	4,502	4,158	4,003	3,819	3,199	3,230	19.40	13,220	10,248	29.00
Occupancy and equipment	8,830	8,531	8,224	8,171	7,733	5,524	5,559	14.19	25,585	18,816	35.97
Other real estate	1,540	1,614	957	698	861	954	532	78.86	4,111	2,347	75.16
Amortization of intangibles	1,684	1,742	1,697	1,753	1,803	1,239	1,275	(6.60)	5,123	4,317	18.67
Merger and conversion related expenses	268	2,807	948	1,922	7,746	1,467	478	(96.54)	4,023	9,691	(58.49)
Debt extinguishment penalty	2,210	329	—	—	—	—	—	100.00	2,539	—	1.00
Other	12,674	12,347	11,437	10,779	10,969	8,305	7,985	15.54	36,458	27,259	33.75
Total noninterest expense	76,468	77,259	69,814	70,734	75,979	51,082	47,319	0.64	223,541	174,380	28.19
Income before income taxes	34,885	34,054	31,742	31,309	23,962	22,237	22,256	45.58	100,681	68,455	47.08
Income taxes	11,706	11,154	10,526	10,149	7,742	6,842	7,017	51.20	33,386	21,601	54.56
Net income	$23,179	$22,900	$21,216	$21,160	$16,220	$15,395	$15,239	42.90	$67,295	$46,854	43.63
Basic earnings per share	$0.55	$0.54	$0.53	$0.53	$0.40	$0.49	$0.48	37.50	$1.62	$1.36	19.12
Diluted earnings per share	0.55	0.54	0.52	0.52	0.40	0.48	0.48	37.50	1.61	1.35	19.26
Average basic shares outstanding	42,091,164	42,066,168	40,324,475	40,276,441	40,265,941	31,626,059	31,576,275	4.53	41,500,407	34,521,255	20.22
Average diluted shares outstanding	42,310,358	42,303,626	40,559,145	40,539,151	40,518,413	31,865,172	31,815,710	4.42	41,729,908	34,799,118	19.92
Common shares outstanding	42,102,224	42,085,690	40,373,753	40,293,291	40,268,455	31,644,706	31,604,937	4.55	42,102,224	40,268,455	4.55
Cash dividend per common share	$0.18	$0.18	$0.17	$0.17	$0.17	$0.17	$0.17	5.88	$0.53	$0.51	3.92
Performance ratios
Return on average shareholders' equity	8.12%	8.21%	8.12%	8.12%	6.33%	8.42%	8.59%		8.15%	7.60%
Return on average tangible shareholders' equity (1)	15.15%	15.57%	15.58%	15.84%	12.20%	14.89%	15.45%		15.42%	13.98%
Return on average assets	1.08%	1.08%	1.07%	1.06%	0.81%	1.06%	1.06%		1.08%	0.96%
Return on average tangible assets (2)	1.20%	1.20%	1.20%	1.19%	0.93%	1.17%	1.18%		1.20%	1.08%
Net interest margin (FTE)	4.15%	4.29%	4.21%	4.33%	4.09%	4.17%	4.02%		4.21%	4.09%
Yield on earning assets (FTE)	4.54%	4.66%	4.57%	4.65%	4.42%	4.57%	4.45%		4.59%	4.48%
Cost of funding	0.40%	0.38%	0.37%	0.32%	0.33%	0.41%	0.43%		0.38%	0.38%
Average earning assets to average assets	86.82%	86.59%	86.21%	86.07%	86.64%	87.79%	87.49%		86.55%	87.23%
Average loans to average deposits	89.40%	87.73%	87.39%	86.22%	83.63%	81.93%	81.44%		88.20%	82.45%
Noninterest income (less securities gains/
losses) to average assets	1.78%	1.62%	1.69%	1.58%	1.61%	1.56%	1.52%		1.69%	1.57%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.44%	3.49%	3.48%	3.46%	3.43%	3.40%	3.26%		3.47%	3.37%
Net overhead ratio	1.66%	1.87%	1.79%	1.88%	1.82%	1.84%	1.74%		1.78%	1.80%
Efficiency ratio (FTE) (4)	62.46%	63.91%	63.86%	63.45%	64.73%	63.53%	62.94%		63.39%	63.85%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2016	For The Nine Months Ending
	2016			2015				Q3 2015	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Average Balances
Total assets	$8,562,198	$8,541,818	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,758	8.41	$8,357,438	$6,529,959	27.99
Earning assets	7,433,461	7,396,284	6,863,905	6,798,474	6,842,452	5,133,567	5,093,223	8.64	7,233,303	5,696,155	26.99
Securities	1,045,905	1,111,831	1,103,504	1,117,322	1,143,577	999,962	989,743	(8.54)	1,086,869	1,044,991	4.01
Mortgage loans held for sale	241,314	306,011	217,200	268,096	398,480	87,435	50,918	(39.44)	254,930	180,217	41.46
Loans, net of unearned	6,048,017	5,897,650	5,482,167	5,341,943	5,223,273	3,978,514	3,969,243	15.79	5,811,351	4,394,937	32.23
Intangibles	497,064	499,503	473,852	473,996	449,042	295,441	296,682	10.69	490,225	347,613	41.03
Noninterest-bearing deposits	$1,510,309	$1,477,380	$1,316,495	$1,323,467	$1,272,714	$969,770	$932,011	18.67	$1,435,438	$1,059,413	35.49
Interest-bearing deposits	5,255,102	5,245,406	4,956,983	4,872,432	4,972,717	3,886,199	3,941,863	5.68	5,153,589	4,270,702	20.67
Total deposits	6,765,411	6,722,786	6,273,478	6,195,899	6,245,431	4,855,969	4,873,874	8.33	6,589,027	5,330,115	23.62
Borrowed funds	550,222	594,459	539,078	568,548	556,269	204,884	168,758	(1.09)	561,294	311,390	80.25
Shareholders' equity	1,135,072	1,121,298	1,050,668	1,033,692	1,016,143	733,158	719,687	11.70	1,102,655	824,082	33.80

								Q3 2016 -	As of
	2016			2015				Q4 2015	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Balances at period end
Total assets	$8,542,323	$8,529,566	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	7.77	$8,542,323	$7,910,963	7.98
Earning assets	7,409,068	7,396,888	7,045,179	6,778,485	6,810,285	5,186,419	5,168,498	9.30	7,409,068	6,810,285	8.79
Securities	1,039,957	1,063,592	1,101,820	1,105,205	1,139,553	965,290	1,016,394	(5.90)	1,039,957	1,139,553	(8.74)
Mortgage loans held for sale	189,965	276,782	298,365	225,254	317,681	108,023	102,780	(15.67)	189,965	317,681	(40.20)
Loans not acquired	4,526,026	4,292,549	4,074,413	3,830,434	3,607,005	3,407,925	3,274,314	18.16	4,526,026	3,607,005	25.48
Loans acquired and covered by FDIC loss-share agreements	30,533	42,171	44,989	93,142	100,839	121,626	125,773	(67.22)	30,533	100,839	(69.72)
Loans acquired and not covered by FDIC loss-share agreements	1,548,674	1,630,709	1,453,328	1,489,886	1,570,116	507,653	553,574	3.95	1,548,674	1,570,116	(1.37)
Total loans	6,105,233	5,965,429	5,572,730	5,413,462	5,277,960	4,037,204	3,953,661	12.78	6,105,233	5,277,960	15.67
Intangibles	496,233	497,917	476,539	474,682	474,830	294,808	296,053	4.54	496,233	474,830	4.51
Noninterest-bearing deposits	$1,514,820	$1,459,383	$1,384,503	$1,278,337	$1,303,884	$972,672	$959,351	18.50	$1,514,820	$1,303,884	16.18
Interest-bearing deposits	5,302,978	5,243,104	5,046,874	4,940,265	4,930,677	3,917,772	3,983,418	7.34	5,302,978	4,930,677	7.55
Total deposits	6,817,798	6,702,487	6,431,377	6,218,602	6,234,561	4,890,444	4,942,769	9.64	6,817,798	6,234,561	9.35
Borrowed funds	469,580	588,650	561,671	570,496	551,740	219,089	162,313	(17.69)	469,580	551,740	(14.89)
Shareholders' equity	1,142,099	1,124,256	1,053,178	1,036,818	1,024,930	730,976	723,196	10.15	1,142,099	1,024,930	11.43
Market value per common share	$33.63	$32.33	$32.91	$34.41	$32.85	$32.60	$30.05	(2.27)	$33.63	$32.85	2.37
Book value per common share	27.13	26.71	26.09	25.73	25.45	23.10	22.88	5.42	27.13	25.45	6.58
Tangible book value per common share	15.34	14.88	14.28	13.95	13.66	13.78	13.52	9.96	15.34	13.66	12.30
Shareholders' equity to assets (actual)	13.37%	13.18%	12.93%	13.08%	12.96%	12.39%	12.30%		13.37%	12.96%
Tangible capital ratio (3)	8.03%	7.80%	7.52%	7.54%	7.40%	7.78%	7.65%		8.03%	7.40%
Leverage ratio	9.38%	9.18%	9.19%	9.16%	8.95%	9.89%	9.74%		9.38%	8.95%
Common equity tier 1 capital ratio	10.16%	10.12%	9.88%	9.99%	9.92%	10.45%	10.35%		10.16%	9.92%
Tier 1 risk-based capital ratio	11.57%	11.55%	11.38%	11.51%	11.46%	12.52%	12.47%		11.57%	11.46%
Total risk-based capital ratio	13.84%	12.31%	12.17%	12.32%	12.27%	13.55%	13.51%		13.84%	12.27%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2016 -	As of
	2016			2015				Q4 2015	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Loans not acquired
Commercial, financial, agricultural	$554,151	$530,258	$520,463	$485,407	$450,688	$437,181	$418,752	14.16	$554,151	$450,688	22.96
Lease Financing	45,510	43,116	41,937	34,815	24,698	17,633	11,560	30.72	45,510	24,698	84.27
Real estate- construction	415,934	381,690	325,188	291,701	268,805	212,071	200,966	42.59	415,934	268,805	54.73
Real estate - 1-4 family mortgages	1,388,066	1,328,948	1,263,879	1,204,228	1,128,556	1,073,816	1,025,264	15.27	1,388,066	1,128,556	22.99
Real estate - commercial mortgages	2,030,626	1,918,778	1,836,053	1,729,049	1,653,534	1,589,969	1,542,706	17.44	2,030,626	1,653,534	22.81
Installment loans to individuals	91,739	89,759	86,893	85,234	80,724	77,255	75,066	7.63	91,739	80,724	13.65
Loans, net of unearned	$4,526,026	$4,292,549	$4,074,413	$3,830,434	$3,607,005	$3,407,925	$3,274,314	18.16	$4,526,026	$3,607,005	25.48
Loans acquired and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$14	$607	$624	$2,406	$2,467	$3,726	$3,917	(99.42)	$14	$2,467	(99.43)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	—	83	86	130	137	—	—	(100.00)	—	137	(100.00)
Real estate - 1-4 family mortgages	30,304	34,640	36,350	45,988	48,779	40,333	42,758	(34.10)	30,304	48,779	(37.87)
Real estate - commercial mortgages	180	6,790	7,870	44,550	49,382	77,536	79,064	(99.60)	180	49,382	(99.64)
Installment loans to individuals	35	51	59	68	74	31	34	(48.53)	35	74	(52.70)
Loans, net of unearned	$30,533	$42,171	$44,989	$93,142	$100,839	$121,626	$125,773	(67.22)	$30,533	$100,839	(69.72)
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$139,961	$152,071	$133,847	$149,024	$167,966	$39,652	$52,119	(6.08)	$139,961	$167,966	(16.67)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	71,704	70,958	52,300	65,834	70,428	505	483	8.92	71,704	70,428	1.81
Real estate - 1-4 family mortgages	452,274	485,458	477,266	485,107	485,170	161,765	171,433	(6.77)	452,274	485,170	(6.78)
Real estate - commercial mortgages	864,825	898,108	763,587	760,130	813,973	295,484	317,224	13.77	864,825	813,973	6.25
Installment loans to individuals	19,910	24,114	26,328	29,791	32,579	10,247	12,315	(33.17)	19,910	32,579	(38.89)
Loans, net of unearned	$1,548,674	$1,630,709	$1,453,328	$1,489,886	$1,570,116	$507,653	$553,574	3.95	$1,548,674	$1,570,116	(1.37)
Asset quality data
Assets not acquired:
Nonaccrual loans	$12,454	$10,591	$11,690	$13,645	$14,522	$15,514	$17,719	(8.73)	$12,454	$14,522	(14.24)
Loans 90 past due or more	2,315	1,428	2,495	1,326	647	5,647	1,193	74.59	2,315	647	257.81
Nonperforming loans	14,769	12,019	14,185	14,971	15,169	21,161	18,912	(1.35)	14,769	15,169	(2.64)
Other real estate owned	8,429	9,575	12,810	12,987	13,936	14,967	16,735	(35.10)	8,429	13,936	(39.52)
Nonperforming assets not acquired	$23,198	$21,594	$26,995	$27,958	$29,105	$36,128	$35,647	(17.03)	$23,198	$29,105	(20.30)
Assets acquired and subject to loss share:
Nonaccrual loans	$1,628	$2,060	$2,708	$3,319	$3,270	$19,487	$18,040	(50.95)	$1,628	$3,270	(50.21)
Loans 90 past due or more	786	2,076	4,343	3,609	4,143	—	—	(78.22)	786	4,143	(81.03)
Nonperforming loans	2,414	4,136	7,051	6,928	7,413	19,487	18,040	(65.16)	2,414	7,413	(67.44)
Other real estate owned	926	2,618	1,373	2,818	3,183	3,853	4,325	(67.14)	926	3,183	(70.91)
Nonperforming assets acquired and subject to loss share	$3,340	$6,754	$8,424	$9,746	$10,596	$23,340	$22,365	(65.73)	$3,340	$10,596	(68.48)
Assets acquired and not subject to loss share:
Nonaccrual loans	$12,105	$13,312	$12,368	$12,070	$15,796	$1,085	$1,627	0.29	$12,105	$15,796	(23.37)
Loans 90 past due or more	12,619	13,650	10,805	11,458	8,824	2,523	9,636	10.13	12,619	8,824	43.01
Nonperforming loans	24,724	26,962	23,173	23,528	24,620	3,608	11,263	5.08	24,724	24,620	0.42
Other real estate owned	16,973	17,146	19,051	19,597	19,215	8,244	10,626	(13.39)	16,973	19,215	(11.67)
Nonperforming assets acquired	$41,697	$44,108	$42,224	$43,125	$43,835	$11,852	$21,889	(3.31)	$41,697	$43,835	(4.88)
Net loan charge-offs (recoveries)	$824	$191	$1,378	$1,364	$588	$1,588	$1,062	(39.59)	$2,393	$3,238	(26.10)
Allowance for loan losses	$45,924	$44,098	$42,859	$42,437	$42,051	$41,888	$42,302	8.22	$45,924	$42,051	9.21
Annualized net loan charge-offs / average loans	0.05%	0.01%	0.10%	0.10%	0.04%	0.16%	0.11%		0.06%	0.10%
Nonperforming loans / total loans*	0.69%	0.72%	0.80%	0.84%	0.89%	1.10%	1.22%		0.69%	0.89%
Nonperforming assets / total assets*	0.80%	0.85%	0.95%	1.02%	1.06%	1.21%	1.36%		0.80%	1.06%
Allowance for loan losses / total loans*	0.75%	0.74%	0.77%	0.78%	0.80%	1.04%	1.07%		0.75%	0.80%
Allowance for loan losses / nonperforming loans*	109.59%	102.28%	96.51%	93.42%	89.09%	94.65%	87.74%		109.59%	89.09%
Nonperforming loans / total loans**	0.33%	0.28%	0.35%	0.39%	0.42%	0.62%	0.58%		0.33%	0.42%
Nonperforming assets / total assets**	0.27%	0.25%	0.33%	0.35%	0.37%	0.61%	0.61%		0.27%	0.37%
Allowance for loan losses / total loans**	1.01%	1.03%	1.05%	1.11%	1.17%	1.23%	1.29%		1.01%	1.17%
Allowance for loan losses / nonperforming loans**	310.95%	366.90%	302.14%	283.46%	277.22%	197.95%	223.68%		310.95%	277.22%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				RECONCILIATION OF GAAP TO NON-GAAP
									For The Nine Months Ending
	2016			2015					September 30,
	Third	Second	First	Fourth	Third		Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter		Quarter	Quarter	2016	2015
Net income (GAAP)	$23,179	$22,900	$21,216	$21,160	$16,220		$15,395	$15,239	$67,295	$46,854
Amortization of intangibles, net of tax	1,119	1,171	1,134	1,185	1,220		858	873	3,424	2,955
Tangible net income (non-GAAP)	$24,298	$24,071	$22,350	$22,345	$17,440		$16,253	$16,112	$70,719	$49,809

Average shareholders' equity (GAAP)	$1,135,072	$1,121,298	$1,050,668	$1,033,692	$1,016,143		$733,158	$719,687	$1,102,655	$824,082
Intangibles	497,064	499,503	473,852	473,996	449,042		295,441	296,682	490,225	347,613
Average tangible s/h's equity (non-GAAP)	$638,008	$621,795	$576,816	$559,696	$567,101		$437,717	$423,005	$612,430	$476,469

Average total assets (GAAP)	$8,562,198	$8,541,818	$7,961,700	$7,898,803	$7,897,769		$5,847,539	$5,821,758	$8,357,438	$6,529,959
Intangibles	497,064	499,503	473,852	473,996	449,042		295,441	296,682	490,225	347,613
Average tangible assets (non-GAAP)	$8,065,134	$8,042,315	$7,487,848	$7,424,807	$7,448,727		$5,552,098	$5,525,076	$7,867,213	$6,182,346

Actual shareholders' equity (GAAP)	$1,142,099	$1,124,256	$1,053,178	$1,036,818	$1,024,930		$730,976	$723,196	$1,142,099	$1,024,930
Intangibles	496,233	497,917	476,539	474,682	474,830		294,808	296,053	496,233	474,830
Actual tangible s/h's equity (non-GAAP)	$645,866	$626,339	$576,639	$562,136	$550,100		$436,168	$427,143	$645,866	$550,100

Actual total assets (GAAP)	$8,542,323	$8,529,566	$8,146,229	$7,926,496	$7,910,963		$5,899,190	$5,881,849	$8,542,323	$7,910,963
Intangibles	496,233	497,917	476,539	474,682	474,830		294,808	296,053	496,233	474,830
Actual tangible assets (non-GAAP)	$8,046,090	$8,031,649	$7,669,690	$7,451,814	$7,436,133		$5,604,382	$5,585,796	$8,046,090	$7,436,133

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.12%	8.21%	8.12%	8.12%	6.33%		8.42%	8.59%	8.15%	7.60%
Effect of adjustment for intangible assets	7.03%	7.36%	7.46%	7.72%	5.87%		6.47%	6.86%	7.27%	6.37%
Return on avg tangible s/h's equity (non-GAAP)	15.15%	15.57%	15.58%	15.84%	12.20%		14.89%	15.45%	15.42%	13.98%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.08%	1.08%	1.07%	1.06%	0.81%		1.06%	1.06%	1.08%	0.96%
Effect of adjustment for intangible assets	0.12%	0.13%	0.13%	0.13%	0.11%		0.12%	0.12%	0.13%	0.12%
Return on average tangible assets (non-GAAP)	1.20%	1.20%	1.20%	1.19%	0.93%		1.17%	1.18%	1.20%	1.08%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	13.37%	13.18%	12.93%	13.08%	12.96%		12.39%	12.30%	13.37%	12.96%
Effect of adjustment for intangible assets	5.34%	5.38%	5.41%	5.54%	5.56%		4.61%	4.65%	5.34%	5.56%
Tangible capital ratio (non-GAAP)	8.03%	7.80%	7.52%	7.54%	7.40%		7.78%	7.65%	8.03%	7.40%

				CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$84,794	$85,783	$78,009	$79,679	$76,242		$58,516	$55,910	$248,586	$190,668
Interest expense	7,301	6,851	6,205	5,437	5,688		5,155	5,385	20,357	16,228
Net Interest income (FTE)	$77,493	$78,932	$71,804	$74,242	$70,554		$53,361	$50,525	$228,229	$174,440

Total noninterest income	$38,272	$35,586	$33,302	$31,442	$32,079		$22,880	$21,869	$107,160	$76,828
Securities gains (losses)	—	1,257	(71)	—	—		96	—	1,186	96
Total noninterest income	$38,272	$34,329	$33,373	$31,442	$32,079		$22,784	$21,869	$105,974	$76,732
Total Income (FTE)	$115,765	$113,261	$105,177	$105,684	$102,633		$76,145	$72,394	$334,203	$251,172

Total noninterest expense	$76,468	$77,259	$69,814	$70,734	$75,979		$51,082	$47,319	$223,541	$174,380
Amortization of intangibles	1,684	1,742	1,697	1,753	1,803		1,239	1,275	5,123	4,317
Merger-related expenses	268	2,807	948	1,922	7,746		1,467	478	4,023	9,691
Debt extinguishment penalty	2,210	329	—	—	—		—	—	2,539	—
Total noninterest expense	$72,306	$72,381	$67,169	$67,059	$66,430	#	$48,376	$45,566	$211,856	$160,372

(4) Efficiency Ratio	62.46%	63.91%	63.86%	63.45%	64.73%		63.53%	62.94%	63.39%	63.85%